Exhibit 99.1

MEMSIC Announces Second-Quarter 2010 Results

- Begins Production Shipping of Electronic Compass to Major Cell Phone Manufacturer

- Begins Shipping of Ultra-Low-Cost Accelerometer Product

ANDOVER, Mass.--(BUSINESS WIRE)--August 4, 2010--MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS sensing solution provider, today announced financial results for the second quarter ended June 30, 2010.

  Revenues totaled $9.1 million compared to $9.1 million in the second quarter of 2009.
  Gross margin was 40.6% compared to 46.1% in the 2009 quarter.
  Operating expenses rose to $5.9 million from $3.7 million in the 2009 quarter, including an increase in R&D expense to $2.0 million from $1.7 million.
  Net loss in the 2010 second quarter was ($2.0) million, or ($0.08) per diluted share, compared to net income of $0.7 million, or $0.03 per diluted share, in the prior-year period.

The company’s second-quarter 2010 results include revenue from the products MEMSIC acquired from Crossbow Technology, Inc. in January 2010 and costs related to the addition of Crossbow engineering and sales staff. The 2010 and the 2009 results include $0.3 million and $0.4 million, respectively, in stock-based compensation.

MEMSIC Chairman, President and CEO, Dr. Yang Zhao commented, “We slightly exceeded the top end of our revenue guidance for the quarter as new revenues from industrial markets attributable to our Crossbow acquisition and strong growth in the automotive market offset a substantial decline in the China mobile phone market.

“During the quarter, we made good progress in our business plan for 2010 to transform ourselves into a multiple-product company serving a diverse set of markets. First, we began production shipping of our electronic compass to a major electronics manufacturer for multiple GPS-enabled mobile phones. While we expect weakness in the China mobile phone market to continue in the near term, the adoption of GPS-enabled mobile phones is accelerating worldwide, and our market-leading eCompass product, which is ready for high-volume production, positions MEMSIC well for future account wins.

“Second, we began shipping of our whole new series of ultra-low-cost, accelerometer product for cost-sensitive applications like mobile phones, toys and games, digital cameras, flat panel TV’s, remote controls, appliances and other consumer electronics products. Over time, we expect this revolutionary product to enhance our position in the China mobile phone market and, at the same time, open many new markets for MEMSIC.

“Third, we are delighted to be collaborating with IBM and to supply the hardware platform for its new software, Mote Runner. This advanced hardware and software combination makes it easy to gather sensory information such as temperature, movement or light and communicate that data across a network of wireless sensors.”

Dr. Zhao added, “As we push through our transition phase from a single-product to a more diversified multiple-product company, MEMSIC has put many of the ingredients in place that are necessary to fuel our future success. We have a unique technology and business model different from our peers in industry. We have strong, vertically integrated technology platform product lines that range from MEMS sensors to sensing integration solutions. This versatility allows us to develop next-generation smart sensing systems that integrate multiple sensors with on-chip MCU and sophisticated algorithms for the consumer, mobile phone and industrial markets. Our strong R&D investment, which reflects our key strategy of broadening our product lines, will leverage our many strengths and help us drive future growth.”

Outlook

For the third quarter of 2010, MEMSIC anticipates revenue in the range of $9.5 to $10.0 million. Net loss, including stock-based compensation of $0.3 million, is expected to be in the range of ($0.07) to ($0.10) per share. Average diluted share count for the third quarter is estimated to be 24 million.

Conference Call

Management will hold a conference call and webcast at 5:00 p.m. ET on August 4, 2010 to review and discuss the Company's results.

What:	MEMSIC 2Q 2010 financial results conference call and webcast
When:	Wednesday, August 4, 2010
Time:	5:00 p.m. ET
Live Call:	(877) 291-1367, domestic
(914) 495-8534, international
Replay:	(800) 642-1687 pass code 87041845, domestic
(706) 645-9291, pass code 87041845, international

Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC, Inc.

MEMSIC Inc., headquartered in Andover, Massachusetts, provides advanced semiconductor sensor and system solutions based on integrated micro-electromechanical systems (MEMS) technology and mixed signal circuit design. MEMSIC's unique and proprietary approach combines leading edge sensor technologies, such as magnetic sensors and accelerometers, with mixed signal processing circuitry to produce reliable, high quality, cost effective solutions for automotive, consumer and industrial markets. The company shares are listed on the NASDAQ Stock Exchange (NASDAQ GM: MEMS).

Safe Harbor Statement

Statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements for reasons identified under the heading "Risk Factors" in the company's most recent annual report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and the company does not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

MEMSIC, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$59,412,175	$66,970,736
Restricted cash	411,769	863,439
Accounts receivable, net of allowance for doubtful accounts of $6,441
as of June 30, 2010 and December 31, 2009, respectively	3,901,687	2,670,144
Inventories	6,195,325	4,988,611
Other assets	2,419,013	1,004,458
Total current assets	72,339,969	76,497,388

Property and equipment, net	20,994,547	14,591,828
Long-term investments	5,173,000	5,353,000
Goodwill	4,818,477	-
Intangible assets, net	12,272,002	988,270
Other assets	65,248	81,455
Total assets	$115,663,243	$97,511,941

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,869,446	$1,115,694
Accrued expenses	2,679,282	1,662,518
Advance research funding	411,769	863,439
Total current liabilities	6,960,497	3,641,651

Note payable to bank	17,930,000	-

Stockholders’ equity:

Common stock, $0.00001 par value; authorized, 45,000,000 shares; 23,804,863 and 23,793,113
shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	238	238

Additional paid-in capital	98,799,249	98,112,408
Accumulated other comprehensive income	2,403,741	2,218,496
Accumulated deficit	(10,754,905)	(6,460,852)
MEMSIC, Inc. stockholders' equity	90,448,323	93,870,290

Noncontrolling interest related to joint venture in Japan	324,423	-
Total equity	90,772,746	93,870,290

Total liabilities and stockholders’ equity	$115,663,243	$97,511,941

MEMSIC, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$9,095,626	$9,117,444	$16,367,619	$15,692,110
Cost of goods sold	5,407,199	4,916,605	9,833,698	8,358,247
Gross profit	3,688,427	4,200,839	6,533,921	7,333,863

Operating expenses:
Research and development	2,035,088	1,708,561	4,008,745	2,878,726
Sales and marketing	1,108,852	543,282	2,180,330	1,120,061
General and administrative	2,328,037	1,387,007	4,313,086	2,773,157
Amortization expense	401,522	35,398	740,282	71,945
Total operating expenses	5,873,499	3,674,248	11,242,443	6,843,889

Operating loss	(2,185,072)	526,591	(4,708,522)	489,974

Other income:
Interest and dividend income	104,112	201,984	220,777	459,849
Other, net	87,758	35,174	105,287	38,635
Total other income	191,870	237,158	326,064	498,484

Earnings (loss) before income taxes	(1,993,202)	763,749	(4,382,458)	988,458
Provision (benefit) for income taxes	941	72,556	(115,494)	240,094
Net income (loss)	(1,994,143)	691,193	(4,266,964)	748,364

Less: net income (loss) attributable to noncontrolling interest	(20,052)	-	27,089	-
Net income (loss) attributable to MEMSIC, Inc.	$(1,974,091)	$691,193	$(4,294,053)	$748,364

Net income (loss) per common share:
Basic	$(0.08)	$0.03	$(0.18)	$0.03
Diluted	$(0.08)	$0.03	$(0.18)	$0.03

Weighted average shares outstanding used in calculating
net income (loss) per common share:
Basic	23,804,863	23,710,172	23,800,936	23,704,406
Diluted	23,804,863	23,998,572	23,800,936	23,920,548

CONTACT:
Company:
MEMSIC, Inc.
Patricia Niu, 978-738-0900
Chief Financial Officer
or
Investor:
Lippert Heilshorn & Associates
Harriet Fried/ Jody Burfening
212-838-3777
ir@memsic.com